CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference of our name in this Registration Statement on Form N1-A under the heading "Counsel and Independent Accountants" in the Statement of Additional Information in this Registration Statement for the PBHG Small Cap Value Fund (a fund within PBHG Funds).

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 30, 2003